News Release

FREYR Battery Completes Redomicile from Luxembourg to the U.S.

New York, Oslo, and Newnan, Georgia, January 2, 2024, FREYR Battery, Inc. (NYSE: FREY) (“FREYR” or the “Company”), a developer of clean, next-generation battery cell production capacity,  completed its previously announced process to redomicile from Luxembourg to the United States effective December 31, 2023.

In connection with the completion of the redomiciliation, each of the issued and outstanding of the Company's previous Ordinary Shares and public and private Warrants have become, on a one-for-one basis, shares of Common Stock and Warrants, respectively, of FREYR Battery, Inc., a Delaware corporation. The Company expects that trading of the FREYR Common Stock and Warrants will commence under the same symbols on the New York Stock Exchange as of the open of business this morning, January 2, 2024.

Details of process to redomicile can be found in an 8-K filed today with the U.S. Securities and Exchange Commission (the "SEC") on the Company’s website and at www.sec.gov.

As previously announced, and after considering various factors, FREYR’s Board of Directors believes that redomiciling to the United States will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:

•Simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions;

•Enhancing FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;

•Benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the New York Stock Exchange listing standards and the SEC governance requirements; and

•Positioning FREYR to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.

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About FREYR Battery
FREYR Battery is a developer of clean, next-generation battery cell production capacity. The company’s mission is to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. FREYR seeks to serve the primary markets of energy storage systems (“ESS”) and commercial mobility, and the company maintains an ambition to serve the passenger electric vehicles market (“EV”). FREYR is commissioning and operating its Customer Qualification Plant (“CQP”) for technology development in Mo I Rana, Norway, and the company is commencing development of the Giga America battery manufacturing project in Coweta County, Georgia, in the U.S. To learn more about FREYR, please visit www.freyrbattery.com.
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Investor contact:
Jeffrey Spittel
Head of Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 409 599-5706

Media contact:
Amy Jaick
Global Head of Communications
amy.jaick@freyrbattery.com
Tel: (+1) 973 713-5585
Cautionary Statement Concerning Forward-Looking Statements
All statements, other than statements of present or historical fact included in this press release, including the enhancement of shareholder value generated by the redomiciliation and any potential strategic opportunities and benefits of the redomiciliation are forward looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022, (ii) FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023, and October 31, 2023, (iii) FREYR’s Annual Report on Form 10-K filed with the SEC on February 27, 2023, and (iv) FREYR’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2023, August 10, 2023 and November 9, 2023 and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.
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